Exhibit 99.1

ROCK ENERGY RESOURCES PROVIDES JUNE MONTH-END UPDATE FOR GOLD MINING OPERATIONS IN COLORADO

HOUSTON, July 17, 2012 /PRNewswire/ -- Rock Energy Resources, Inc. (RCKE) today provided its monthly update on mining and related matters to the Company for the month of June 2012.

Mining: 232 tons of ore were mined in June, of which 65 tons were shipped to our demonstration mill. Approximately 260 additional tons of ore are stockpiled to date in underground ore chutes. Stope development and ore production are underway. Westward drift extension will begin in August.

Milling and Refining: 70 tons of ore were milled in June, 5 tons being taken from previous stockpiles. Our larger demonstration mill facility has been on line now for the past month with improvements being made daily for higher recovery rates.

Refining options for gold sales and platinum group metals resulted in the purchase of a concentrating table used to upgrade gravity concentrates. The table was installed June 22 and has been used to upgrade concentrates while waiting for additional equipment to be delivered in the coming weeks.

Sales and Inventory: Approximately 30 ounces of gold concentrates were produced which are being processed on a table used specifically for upgrading gravity concentrates to a salable product. To date we have accumulated in excess of 1,000 lbs. of high grade concentrate. We will begin an aggressive refining and sales process of these valuable concentrates when ordered equipment installation is complete.

Coring and 43-101 Activity: In furtherance of our priority to produce SEC Guide 7 compliant resources and reserves, over the past month we have completed 5 core holes. Hole depths have ranged from 416 to 485 feet. Based on considerable encouragement from these first five holes, a sixth core hole has been taken substantially deeper and is planned to extend to a depth of 3,500 feet. As of this date that sixth core hole is at a depth of 2,130 feet and continues to drill ahead based on highly encouraging results. Significant sulphide mineralization has been encountered and has been shipped to a certified lab for assays. Core logging, examination, splitting and assay work is underway. This early analysis leads us to believe that our estimates of potential reserves will be substantiated with this work and with additional planned deeper drilling. Geology and engineering reports will be forthcoming.

Ore grades are based on historical production records and have been averaged throughout the mine. The Red Arrow Mine has a history of high grade ore pockets in the vein structure. Eleven samples were taken at 10 ft. intervals along the strike of the current work area in the Gold Run stope with the ore averaging well over 1 ounce gold per ton. At least 1 ounce silver is also present. One of the 11 control assays was 26.5 ounces gold per ton along with 7.47 ounces silver per ton. Assays were performed by a highly reputable Colorado assay firm. Duplicate samples are being prepared for shipment to a certified assay lab and will include platinum group metal results.

Land Activities: As previously noted, we expanded our land activities based upon aero-magnetic surveys and now hold approximately 2,500 acres of claims and fee lands. We believe these holdings sufficiently cover our areas of interest at both our existing mine portal levels as well as the potentially much larger deeper horizons. At the time of acquisition in December of last year our land position was 690 acres.

Purchase of Remaining 51% of Red Arrow Gold Corporation: Rock Energy Resources, Inc. and Red Arrow Gold Corporation are continuing to work on finalizing the purchase of the remaining 51% of the Red Arrow Corporation. Based on our current agreement, Rock Energy has provided all capital for the Red Arrow project and owns 100% of the revenues. All claims and equipment are currently in American Patriot Gold until 100% of the Rock Energy investment is returned. At that time the revenue split will revert to 51%-49%. We are diligently working with Red Arrow on acquiring several notes from current note holders of Red Arrow Gold Corporation, as part of the purchase.

Guidance: We continue to project positive cash flows for our third quarter of 2012.

Website: Please visit www.americanpatriotgold.com for updated drilling reports and photos.

Cautionary Statements

CAUTIONARY STATEMENT REGARDING FUTURE RESULTS AND FORWARD-LOOKING STATEMENTS: This Web site and press release contains information, including statements as to the Company's future financial or operating performance, that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are intended to be covered by the safe harbor created by such sections and other applicable laws. All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may", "will", "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such forward-looking statements include, without limitation: (i) estimates of future mineral production, results and sales; (ii) estimates of future costs applicable to sales, other expenses and taxes, for specific operations and on a consolidated basis; (iii) estimates of future capital expenditures, construction, production or closure activities; (iv) statements regarding future exploration potential, asset potential, potential resource expansion and targeted production; (v) estimates and expectations regarding reserves, nonreserve mineralization and potential ounces; (vi) statements regarding fluctuations in capital and currency markets; (vii) statements regarding potential cost savings, productivity, operating performance, and cost structure; (viii) expectations regarding the development, growth, mine life, production and costs applicable to sales and exploration potential of the Company's projects; and (ix) expectations regarding the impacts of operating technical or geotechnical issues in connection with the Company's projects or operations. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company's projects being consistent with current expectations and mine plans; (iii) certain price assumptions for gold, copper and oil; (iv) certain effective tax rate assumptions (v) prices for key supplies being approximately consistent with current levels; and (vi) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the jurisdiction in which we operate, changes in governmental regulation, including taxation, environmental, permitting and other regulations, and judicial outcomes The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of publication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Contact:
Rocky V Emery Chairman & CEO
Rock Energy Resources, Inc.
Managing Member American Patriot Gold
10350 Richmond Avenue
Suite 800
Houston, Texas 77042
www.americanpatriotgold.com

Remery@americanpatriotgold.com

O: 713-400-3013

C: 832-691-7991